SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2004

MINORPLANET SYSTEMS USA, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-26140	51-0352879

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1155 Kas Drive, Suite 100, Richardson, Texas 75081
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 301-2000

(Former Name or Former Address, if Changed Since Last Report)

ITEM 9. OTHER EVENTS AND REGULATION FD DISCLOSURE

Plan of Reorganization and Disclosure Statement

     Minorplanet Systems USA, Inc. and its subsidiaries Caren (292) Limited and Minorplanet Systems USA Limited (collectively referred to as the “Company”) filed their preliminary Debtors’ First Amended Joint Plan of Reorganization (“Plan”) and Disclosure Statement Regarding Debtors’ Joint Plan of Reorganization (“Disclosure Statement”) with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”). A copy of the Plan is attached hereto as Exhibit 99.1. A copy of the Disclosure Statement is attached hereto as Exhibit 99.2.

     The Company reserves the right to modify the Plan either before or after the confirmation date to the fullest extent permitted under section 1127 of the United States Bankruptcy Code (the “Bankruptcy Code”) and Bankruptcy Rule 3019, including but not limited to modifications necessary to negotiate the resolution of an objection to confirmation of the Plan. The Company may withdraw the Plan at any time before the confirmation date, or thereafter prior to the effective date of the Plan. The Company may amend the Plan before or after the effective date of the Plan as provided in section 1127 of the Bankruptcy Code.

     The Plan provides for cancellation of all outstanding common stock (“Prior Equity Holders”) and other equity interests in the Company and the issuance of 7,000,000 shares of new common stock (“New Common Stock”) in satisfaction of the claims of creditors and Prior Equity Holders. The Plan provides that the New Common Stock would be issued and distributed in accordance with the terms of the Plan without further act or action under applicable law, regulation, order or rule and shall be exempt from registration under applicable securities law pursuant to section 1145(a) of the Bankruptcy Code.

     FTI Consulting, Inc., the independent financial advisor retained by the Company, has completed its valuation of the Company. Based upon the Company’s five (5) year business plan, accompanying financial forecasts and the associated risks and potential positive factors, FTI currently believes that the total enterprise value of the Company as of March 31, 2004, is approximately $36.1 million.

     Based upon a $36.1 million enterprise value of the Company, the Plan provides for the issuance of approximately 3,556,000 shares of New Common Stock to creditors in full satisfaction of their claims and the issuance of approximately 3,444,000 to be allocated amongst Prior Equity Holders proportionately based on their percentage holdings as of the record date of the Plan. The value of the Company and accompanying allocation of New Common Stock is subject to modification based upon further negotiations with the Unsecured Creditors’ Committee and the final approval of the Bankruptcy Court. Thus, there can be no assurances that the Company will be able to reach agreement with the Unsecured Creditors’ Committee on a $36.1 million valuation for the Company or obtain an order from the Bankruptcy Court sustaining a $36.1 million valuation for the Company. Accordingly, existing stockholders should expect to sustain significant dilution to their interests and may not receive any New Common Stock under the Plan.

     The Plan further provides for the issuance of an additional 700,000 shares of New Common Stock to be distributed to the management of the reorganized Debtor as determined by the Compensation Committee of the Board of Directors of the reorganized Debtor. The Plan and Disclosure Statement must be approved by the Bankruptcy Court, and is subject to any revisions necessary to obtain the approval of the Bankruptcy Court, prior to mailing to creditors and equity holders for purposes of solicitation of approval of the Plan.

     Next Generation AVL Product.

     The Company currently believes that it must modify its current AVL business model to a recurring revenue model in order to create long term enterprise value for its shareholders. The Company has further determined that in order to fully exploit the AVL market in the U.S. in a recurring revenue business model, the Company must develop and introduce an AVL product which utilizes general packet radio service (“GPRS”) for data transmission along with the AVL software which is hosted by the Company in a service bureau environment allowing customers to access their data via the Internet or dedicated frame relay. The Company further believes that a GPRS-enabled AVL mobile unit will provide substantial savings in wireless transmission costs over the current GSM circuit-switched data VMI unit and will further allow the Company to substantially reduce its customer support and maintenance costs by avoiding costly maintenance visits to customer premises to service the CCC component of the VMI system.

     In early 2003, the Company requested that Minorplanet UK develop a GRPS-enabled VMI unit and modify the VMI software to be hosted in a web environment. Minorplanet UK initially scheduled delivery of the GPRS-enabled mobile unit and web-hosted software on or before September 2003. However, to date, Minorplanet UK has been unable to deliver a commercially viable GPRS-enabled mobile unit and web-hosted software. In fact, Minorplanet UK recently announced that it had elected to outsource the development of web-hosted software, which would not be available until mid-2005.

     In conjunction with its development of the next-generation product for the SBC Companies, the Company commenced the internal development a GPRS-enabled mobile unit and web-hosted AVL software in January 2004, which can be hosted by the Company using its existing NSC complex with minor modifications and minimal capital expenditures (the “Next Generation Product”). Customers using the Next Generation Product will access their data via the Internet or dedicated frame relay. The Company currently anticipates commercially launching the Next Generation Product by the end of year 2004. There can be no assurances that the Company will be able to commercially launch the Next Generation Product by the end of year 2004, and failure to do so may have a material adverse impact on the Company’s business, financial condition and results of operations.

     The Company intends to reject or modify the License Agreement for the VMI technology, as of the Effective Date. The Company further intends to negotiate with Minorplanet UK for a temporary use license to market and sell the VMI product until the Company’s Next Generation Product is commercially available. As per recent negotiations, Minorplanet UK has initially offered to modify the License Agreement to become non-exclusive on June 30, 2004 and to terminate on or about December 31, 2004 in exchange for an agreed prepetition unsecured claim of $1 million and a general release of claims. Accordingly, while the Company has counter-offered, it currently expects to be able to reach an amicable agreement with Minorplanet UK on a temporary VMI license.

     In the event that the Company cannot obtain the license modification, the Company will be required to cease the marketing and sale of the VMI product upon the Effective Date, when the rejection of the License Agreement becomes effective. Accordingly, during the period from the Effective Date until the Company’s Next Generation Product is commercially available, the Company would not have an AVL product to market and sell. There can be no assurances that the Company will be able to obtain a temporary license right to market and sell the VMI product following rejection or modification of the License Agreement, and failure to do so may have a material adverse impact on the Company’s business, financial condition and results of operations.

     In the event that the Company’s Plan which includes the rejection or modification of the VMI License Right is approved by the creditors and the Bankruptcy Court, the Company will recognize an impairment loss for the fiscal quarter ending May 31, 2004. It is likely that the impairment loss will be equal to substantially all of the carrying value of the VMI License Right. As of March 31, 2004, the carrying value of the license rights was $32.0 million.

Limitation on Incorporation by Reference

     In accordance with general instruction B.2 of Form 8-K, the Plan and Disclosure Statement and other information in this report (including exhibits) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 7. Financial Statements and Exhibits

(c) Exhibit. The following exhibit is filed with this document:

Exhibit No.	Description
99.1	Debtors’ First Amended Joint Plan of Reorganization filed with the United States Bankruptcy Court for the Northern District of Texas (Dallas Division).

99.2	Amended Disclosure Statement Regarding Debtors’ Joint Plan of Reorganization filed with the United States Bankruptcy Court for the Northern District of Texas (Dallas Division)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINORPLANET SYSTEMS USA, INC.
/s/ J. Raymond Bilbao
J. Raymond Bilbao
Date: May 14, 2004	Senior Vice President, General Counsel & Secretary

Exhibit No.	Description
99.1	Debtors’ First Amended Joint Plan of Reorganization filed with the United States Bankruptcy Court for the Northern District of Texas (Dallas Division).

99.2	Amended Disclosure Statement Regarding Debtors’ Joint Plan of Reorganization filed with the United States Bankruptcy Court for the Northern District of Texas (Dallas Division).